EXHIBIT 10.1
FOURTH AMENDMENT TO
THE WASHINGTON TRUST COMPANY
NONQUALIFIED DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2008

A.
WHEREAS, The Washington Trust Company (the “Company”) maintains The Washington Trust Company Nonqualified Deferred Compensation Plan, as amended and restated effective as of January 1, 2008, as subsequently amended (the “Plan”), for the benefit of its eligible employees; and

WHEREAS, the Company desires to amend the Plan; and
WHEREAS, the Company has reserved the right to amend the Plan by action of its Compensation and Human Resources Committee; and
WHEREAS, the Compensation and Human Resources Committee of the Company has authorized the following amendment to the Plan;
NOW, THEREFORE, the Company hereby amends the Plan as follows:
1.Section 4.1 of the Plan is hereby amended by deleting the second sentence of said Section and substituting the following in lieu thereof:
“With respect to Compensation Deferrals on the salary portion of a Participant’s Compensation, the Participant may defer any whole percentage from 1 percent to 100 percent, inclusive; provided, however, that in no event may the Participant defer his salary below the level sufficient to cover any required withholding taxes and any elected benefit plan deductions.”

B.	The effective date of this Fourth Amendment is as of January 1, 2015.
C.In all other respects said Plan is hereby confirmed.
IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed by its duly authorized officer this 16th day of June, 2014.

THE WASHINGTON TRUST COMPANY
By:    /s/ Joseph J. MarcAurele
Joseph J. MarcAurele
Chairman and Chief Executive Officer